EXHIBIT 99.2

Investar Holding Corporation Announces Subordinated Notes Offering
BATON ROUGE, LA, November 12, 2019 (GLOBE NEWSWIRE) - Investar Holding Corporation (“Investar”) (NASDAQ: ISTR), the parent holding company of Investar Bank, National Association, today announced that it has completed a private placement of $25.0 million in aggregate principal amount of subordinated notes to certain qualified institutional and other accredited investors. Investar intends to use the net proceeds of the notes offering to fund future acquisitions and for general corporate purposes, including investments in its banking subsidiary.
The notes will initially bear interest at a rate of 5.125% per annum from and including November 12, 2019, to but excluding December 30, 2024, with interest during this period payable semi-annually in arrears. From and including December 30, 2024, to but excluding the maturity date or earlier redemption date, the interest rate will reset quarterly to an annual floating rate equal to the three-month LIBOR, or an alternative rate determined in accordance with the terms of the notes if the three-month LIBOR cannot be determined, plus 3.490%, with interest during this period payable quarterly in arrears. Investar may redeem the notes, in whole or in part, on or after December 30, 2024 or, in whole but not in part, under certain limited circumstances set forth in the notes. The notes are not subject to redemption at the option of the holders. The notes are structured to qualify as tier 2 capital for regulatory capital purposes.
Investar has agreed to take steps following the closing of the private placement to register the resale of the notes with the Securities and Exchange Commission.
In connection with this issuance, Kroll Bond Rating Agency, a nationally recognized statistical rating organization registered with the Securities and Exchange Commission, affirmed its investment grade rating of BBB- with respect to Investar’s subordinated debt securities.
Performance Trust Capital Partners served as the placement agent for the private offering and was advised by Kilpatrick Townsend & Stockton LLP. Investar was advised by Fenimore, Kay, Harrison & Ford, LLP.
This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any securities.
About Investar Holding Corporation
Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, National Association. Investar had total assets of approximately $2.0 billion as of September 30, 2019. Investar Bank currently operates 22 branches serving southeast Louisiana, 3 branches serving southeast Texas, and 2 branches serving southwest Alabama.
Forward-Looking Statements
This press release may include forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and assumptions about Investar’s business that are subject to a variety of risks and uncertainties that could cause the actual results to differ materially from those described in this press release. You should not rely on forward-looking statements as a prediction of future events.
Additional information regarding factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in reports and registration statements Investar files with the SEC, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the Investar internet website http://www.investarbank.com.

Investar disclaims any obligation to update any forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based except as required by law.
Contact:
Investar Holding Corporation
Chris Hufft
Chief Financial Officer
(225) 227-2215
Chris.Hufft@investarbank.com